EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to shares of common stock, $0.001 par value per share, of Rentrak Corporation and further agree to the filing of this agreement as an exhibit thereto.  In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its or his behalf any and all amendments to such Statement on Schedule 13G.

Dated:  August 17, 2012

DISH NETWORK L.L.C.

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Executive Vice President, General Counsel and Secretary

DISH DBS CORPORATION

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Executive Vice President, General Counsel and Secretary

DISH ORBITAL CORPORATION

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Executive Vice President, General Counsel and Secretary

DISH NETWORK CORPORATION

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Executive Vice President, General Counsel and Secretary

Charles W. Ergen

/s/ Charles W. Ergen
Name: Charles W. Ergen